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                            DIABLO RESEARCH COMPANY LLC
                                1999 STOCK OPTION PLAN

       1.     ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

              1.1 ESTABLISHMENT. Diablo Research Company LLC 1999 Stock Option Plan (the "Plan") is hereby established effective as of April 21, 1999 (the "Effective Date").

              1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company and its Unit holders by providing an incentive to attract, retain and reward persons performing services for the Company and by motivating such persons to contribute to the growth and profitability of the Company.

              1.3 TERM OF PLAN. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Units available for issuance under the Plan have been issued and all restrictions on such Units under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed. However, all Options shall be granted, if at all, within ten (10) years from the Effective Date.

              1.4 EFFECTIVENESS OF PLAN. The Plan shall become effective as set forth in Section 1.1 above subject, however to the Unit holders of the Company approving the Plan, by the affirmative vote of a majority in interest of the Units within twelve (12) months of such effective date. Any option exercised prior to such approval by the Unit holders must be rescinded if Unit holder approval is not obtained within twelve (12) months of such effective date.

       2.     DEFINITIONS AND CONSTRUCTION.

              2.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                     a. "BOARD" means the Board of Members of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

                     b. "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                     c. "COMMITTEE" means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

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                     d.     "COMPANY" means Diablo Research Company LLC, a
California limited liability company.

                     e. "CONSULTANT" means any person engaged by the Company to render services other than as an Employee or a Director.

                     f.     "DIRECTOR" means a member of the Board.

                     g. "EMPLOYEE" means any person treated as an employee (including an officer or a Director who is also treated as an employee) by the Company; provided, however, that neither service as a Director nor payment of a director's fee shall be sufficient to constitute employment for this purpose.

                     h. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                     i. "FAIR MARKET VALUE" means, as of any date, the value of a Unit or other property as determined by the Board, in its sole discretion.

                     j. "INSIDE" means an officer or a Director of the Company or any other person whose transactions in securities are subject to
Section 16 of the Exchange Act.

                     k. "OPERATING AGREEMENT" means the Operating Agreement of the Company dated November 12, 1996.

                     l. "OPTION" means a right to purchase Units (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan. All Options are nonstatutory stock options and not Incentive Stock Options as that term is defined in Section 422(b) of the Code.

                     m. "OPTION AGREEMENT" means a written agreement between the Company and an Optionee setting forth the terms, conditions and restrictions of the Option granted to the Optionee and any Units acquired upon the exercise thereof.

                     n. "OPTIONEE" means a person who has been granted one or more Options.

                     o. "RULE 16B-3" means Rule 16b-3 as promulgated under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                     p. "SERVICE" means employment by the Company or service as a member of the Board of the Company or service as a consultant to the Company.

                     q. "UNITS" means the Class B Units of the Company as described in the Operating Agreement.

              2.2 CONSTRUCTION. Captions and title contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when


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otherwise indicated by the context, the singular shall include the plural, and the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

       3.     ADMINISTRATION.

              3.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board.. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all person having an interest in the Plan or such Option.

              3.2 POWERS OF THE BOARD. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its sole discretion:

                     a. to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Units to be subject to each Option;

                     b. to determine the Fair Market Value of Units or other property;

                     c. to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any Units acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for Units purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such Units, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any Units acquired upon the exercise thereof,
(v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with the Company on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such Units not inconsistent with the terms of the Plan;

                     d.     to approve one or more forms of Option Agreement;

                     e. to amend, modify, extend or renew, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any Units acquired upon the exercise thereof;

                     f. to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

              3.3 DISINTERESTED ADMINISTRATION. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered by the Board in compliance with the "disinterested administration" requirements, if any, of Rule 16b-3.


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       4.     UNITS SUBJECT TO PLAN.

              4.1 Maximum Number of Units Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Units that may be issued under the Plan shall be Nine Hundred Ninety-Four Thousand Three Hundred (994,300) and shall consist of authorized but unissued Units or reacquired Units or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or if Units acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the Units allocable to the unexercised portion of such Option or such repurchased Units shall again be available for issuance under the Plan.

              4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any changes in the capital structure of the Company analogous to a corporate stock dividend, stock split, reverse stock split, recapitalization, combination, or reclassification, appropriate adjustments shall be made in the number and class of Units subject to the Plan and to any outstanding Options and in the exercise price of any outstanding Options. If a majority of the Units is exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event as defined in Section 8.1) securities of another limited liability company, securities of a limited partnership or shares of a corporation (the "New Securities"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Securities. In the event of any such amendment, the number of Units subject to, and the exercise price of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional Unit resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board.

       5.     ELIGIBILITY AND OPTION LIMITATIONS.

              5.1 PERSONS ELIGIBLE FOR OPTIONS. Options may be granted only to Employees, Consultants, and Directors. Eligible persons may be granted more than one (1) Option.

              5.2 DIRECTORS SERVING ON COMMITTEE. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, no member of a Committee established to administer the Plan in compliance with the "disinterested administration" requirements, if any, of Rule 16b-3, while a member, shall be eligible to be granted an Option.

       6. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by Option Agreements specifying the number of Units covered thereby, in such form as the Board shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

              6.1 EXERCISE PRICE. The exercise price for each Option shall be established in the sole discretion of the Board provided, however, such exercise price shall not be less than 85% of the fair market value of the underlying Units at the time of the Option is granted and that such exercise price shall be at least 110% of the fair market value if the recipient of the Option


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owns Units possessing more than 10% of the total combined voting power of classes of Units of the Company.

              6.2 VESTING. The right to exercise Options shall vest at a rate of at least twenty percent (20%) per year from the date the Option is granted subject to reasonable conditions such as continued employment with the Company.

              6.3 EXERCISE PERIOD. Options shall be exercisable at such time or times and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however;

                     a. Maximum Period. No Option shall be exercisable after the expiration often (10) years after the date such Option is granted.
The provisions of subsection b through d immediately below shall not extend such period.

                     b. Death of Optionee. If the Optionee dies while in the Service of the Company, the Option shall expire no earlier than six (6) months from the date of death.

                     c. Disability of Optionee. If the Optionee suffers a permanent disability (as defined in Section 22(e)(3) of the Code) while in the Service of the Company, the Option shall expire no earlier than six (6) months from the date of the permanent disability.

                     d. Other Terminations of Service. If the Optionee ceases to remain in the Service of the Company for any reason other than death or permanent disability, then the Option shall terminate upon the earlier to occur of (a) thirty (30) days from the date such Service terminates in the case of an Employee and (b) one (1) year from the date such Service terminates in the case of an Optionee who is not an Employee.

              6.4    PAYMENT OF EXERCISE PRICE.

                     a. FORMS OF PAYMENT AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of Units being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of Units owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such Units by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the Units being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (iv) by the Optionee's promissory note in a form approved by the Company, (v) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (vi) by any combination thereof The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in
Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.


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                     b.     TENDER OF UNITS.  Notwithstanding the foregoing, an
Option may not be exercised by tender to the Company of Units to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's Securities. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of Units unless such Units either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                     c. CASHLESS EXERCISE. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                     d. PAYMENT BY PROMISSORY NOTE. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than ten (10) years after the Option is exercised, and interest shall be payable at least annually and at a rate at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the Units acquired upon the exercise of the Option or with other collateral acceptable to the Company.

              6.5 TAX WITHHOLDING. The Company shall have the right, but not the obligation, to deduct from the Units issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of Units having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state and local taxes, if any, required by law to be withheld by the Company with respect to such Option. Alternatively, in its sole discretion, the Company shall have the right to require the Optionee, through payroll withholding or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Option. The Company shall have no obligation to deliver Units or to release Units from an escrow established pursuant to the Option Agreement until the Company's tax withholding obligations have been satisfied by the Optionee.

              6.6 REPURCHASE RIGHTS. Units issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board, in its sole discretion, at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Units hereunder and shall promptly present to the Company any and all certificates representing Units acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. Any repurchase right which the Company shall have shall be: (i) at not less than the fair market value of the Units on the date of termination of Service and such right must be exercised for cash or cancellation of purchase money indebtedness for the Units within ninety
(90) days of termination of service (or in the case of securities issued after termination of service, ninety (90) days after exercise or (ii) at the original purchase price provided that this right lapses at the rate of at least


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twenty percent (20%) per year over five (5) years from the date of the Option grants and the right to repurchase is exercised within the time and manner set forth in clause (i) immediately above.

       7.     TRANSFER OF CONTROL.

              7.1    DEFINITIONS.

                     a. An "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                            (i)    the direct or indirect sale or exchange in a
single or series of related transactions by the Members and economic interest owners of the Company of more than fifty percent (50%) of the voting securities of the Company;

                            (ii)   a merger or consolidation in which the
Company is a party;

                            (iii)  the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                            (iv)   a liquidation or dissolution of the Company.

                     b. A "Transfer of Control" shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "Transaction") wherein the Members and economic interest owners of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of the Company's voting securities immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or the corporation, limited liability company, or limited partnership to which the assets of the Company were transferred (the "Transferee Corporation(s)"). For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

              7.2 EFFECT OF TRANSFER OF CONTROL ON OPTIONS. In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing limited liability company, limited partnership or corporation or parent corporation thereof, as the case may be (the "Acquiring Company"), for the Acquiring Company to either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Company's stock. The Company shall provide each Optionee holding an outstanding Option with at least ten (10) days advance written notice of the pending Transfer of Control prior to the consummation thereof. Any Options which are neither assumed or substituted for by the Acquiring Company in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control. Notwithstanding the foregoing, Units acquired upon exercise of an Option prior to the Transfer of Control and any consideration received pursuant to the Transfer of Control with respect to


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such Units shall continue to be subject to all applicable provisions of the
Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.

       8. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, an Option shall be assignable or transferable to the extent permitted by the Board and set forth in the Option Agreement evidencing such Option.

       9. PROVISION OF INFORMATION. At least annually a copy of the Company's balance sheet and income statement for the just completed fiscal year shall be furnished to each Optionee.

       10. VOTING RIGHTS. The Units shall have equal voting rights with other Class B Units on all matters where such vote is permitted by applicable law.

       11. TERMINATION OR AMENDMENT OF PLAN. The Board may terminate or amend the Plan at any time. No termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law or government regulation.

       IN WITNESS WHEREOF, the undersigned Assistant Secretary of the Company certifies that the foregoing Diablo Research Company LLC 1999 Stock Option Plan was duly adopted by the Board on April 21, 1999.

                                   /s/ Lawrence A. Klein
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                                   LAWRENCE A. KLEIN